     As filed with the Securities and Exchange Commission on August 5, 1999

                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

    Tennessee                                         62-0799975
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification Number)


                              FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           FIRST AMERICAN CORPORATION
                              BROAD-BASED EMPLOYEE
                                STOCK OPTION PLAN

                              (Full Title of Plan)

                              MARY NEIL PRICE, ESQ.
                  EXECUTIVE VICE PRESIDENT, CORPORATE SECRETARY
                               AND GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                              FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37237-0721
                                 (615) 748-2049

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title of Securities        Amount to be          Proposed               Proposed               Amount of
to be                      Registered(1)         Maximum                Maximum             Registration
Registered                                       Offering               Aggregate                 Fee
                                               Price Unit (2)       Offering Price (2)
----------------------------------------------------------------------------------------------------------
Common Stock, par             700,000             $37.00              $25,900,000              $7,200.20
value $2.50 share
==========================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares, which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, pursuant to which the registration fee is based on the price at which the options awarded under the Plan may be exercised.

                                     PART I
                           INFORMATION REQUIRED IN THE
                                10 (a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


         * Documents containing the information required by Part I of this Registration Statement will be sent or given to the participants in the First American Corporation Broad-Based Employee Stock Option Plan in accordance with Rule 428(b)(1). In accordance with Rule 424 and in reliance on Rule 428, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         First American Corporation (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet world web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. The address of the site is http://www.sec.gov.

         The following documents are hereby incorporated in this Registration Statement by reference as of their respective dates:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

          (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated April 24, 1972, as amended January 31, 1983, November 29, 1985 and May 13, 1986, filed by the Company to register such securities under the Exchange Act.

          (4) The Rights Agreement dated as of July 16, 1998 between First American Corporation and First Chicago Trust Company of New York, as Rights Agent, as Exhibit 1 under Item 2 on the Company's Form 8-A filed November 10, 1998.

          (5) The Company reported entering into an Agreement and Plan of Merger with AmSouth Bancorporation and a wholly owned subsidiary of AmSouth Bancorporation under Item 5 on Form 8-K filed on June 3, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies and supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable, as the Company's common stock, par value, $2.50 per share (the "Common Stock") is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby has been passed upon by Mary Neil Price, Executive Vice President, General Counsel and Secretary of the Company. At the time of her opinion, Ms. Price was the beneficial owner of 27,171 shares of Common Stock (including shares of Common Stock which may be acquired upon the exercise of currently outstanding options).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceedings charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The Registrant's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the Registrant's directors from personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the Registrant's Restated Charter provides that indemnification for directors, officers, employees and agents of the Registrant may be provided either directly or through the purchase of insurance by the Registrant from time to time to the fullest extent and in the manner permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS


Exhibit
Number                                     Description
-------                                    -----------
 4       --       First American Corporation Broad-Based Employee Stock Option Plan.

*4.1     --       Amended and Restated Charter of the Company effective April
                  21, 1998, and corrections thereto, previously filed as Exhibit
                  3.1 to the Company's Form 10-Q for the quarter ending March
                  31, 1998.

*4.2     --       By-Laws of the Company currently in effect as amended
                  September 17, 1998, previously filed as Exhibit 3.2 to the
                  Company's Form 10-Q for the quarter ending September 30, 1998.

*4.3     --       Rights Agreement dated as of July 16, 1998 between First
                  American Corporation and First Chicago Trust Company of New
                  York, as Rights Agent, previously filed as Exhibit 1 under
                  Item 2 on the Company's Form 8-A filed November 10, 1998.

 5       --       Opinion of Mary Neil Price, Esq.

15       --       Letter from KPMG LLP regarding unaudited interim financial information.

23.1     --       Consent of KPMG LLP, independent auditors.

23.2     --       Consent of Mary Neil Price (included as part of Exhibit 5).

24       --       Powers of Attorney.

*  Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

         provided, however, that subparagraphs (i) and (ii) above, do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 27, 1999.


                                         FIRST AMERICAN CORPORATION
                                         (REGISTRANT)


                                         BY:   /s/ DENNIS C. BOTTORFF
                                               ----------------------------
                                               DENNIS C. BOTTORFF
                                               CHAIRMAN, PRESIDENT AND
                                               CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

PRINCIPAL OFFICERS:

/s/ DENNIS C. BOTTORFF                    Chairman, President and Chief    July 27, 1999
----------------------------------------  Executive Officer
Dennis C. Bottorff

/s/ ALLAN R. LANDON                       Executive Vice President,        July 27, 1999
----------------------------------------  Chief Financial Officer and
Allan R. Landon                           Principal Financial Officer

/s/ M. JACK VANNATTA, JR.                 Executive Vice President and     July 27, 1999
----------------------------------------  Controller
M. Jack Vannatta, Jr.

DIRECTORS:

/s/ DENNIS C. BOTTORFF
----------------------------------------                                   July 27, 1999
Dennis C. Bottorff

----------------------------------------                                   July __, 1999
George M. Clark, III

/s/ EARNEST W. DEAVENPORT, JR. *
----------------------------------------                                   July 27, 1999
Earnest W. Deavenport, Jr.

/s/ REGINALD D. DICKSON*
----------------------------------------                                   July 27, 1999
Reginald D. Dickson

/s/ JAMES A. HASLAM II*
----------------------------------------                                   July 27, 1999
James A. Haslam II

/s/ WARREN A. HOOD, JR.*
----------------------------------------                                   July 27, 1999
Warren A. Hood, Jr.

----------------------------------------                                   July __, 1999
Martha R. Ingram

/s/ WALTER G. KNESTRICK*
----------------------------------------                                   July 27, 1999
Walter G. Knestrick

/s/ GENE C. KOONCE*
----------------------------------------                                   July 27, 1999
Gene C. Koonce

/s/ JAMES R. MARTIN*
----------------------------------------                                   July 27, 1999
James R. Martin

/s/ ROBERT A. MCCABE, JR.*
----------------------------------------                                   July 27, 1999
Robert A. McCabe, Jr.

----------------------------------------                                   July __, 1999
John N. Palmer

/s/ DALE W. POLLEY*
----------------------------------------                                   July 27, 1999
Dale W. Polley

----------------------------------------                                   July __, 1999
E. B. Robinson, Jr.

----------------------------------------                                   July __, 1999
Roscoe R. Robinson, M.D.

/s/ JAMES F. SMITH, JR.*
----------------------------------------                                   July 27, 1999
James F. Smith, Jr.

----------------------------------------                                   July __, 1999
Cal Turner, Jr.

/s/ CELIA A. WALLACE*
----------------------------------------                                   July 27, 1999
Celia A. Wallace

/s/ TED H. WELCH*
----------------------------------------                                   July 27, 1999
Ted H. Welch

/s/ J. KELLEY WILLIAMS*
----------------------------------------                                   July 27, 1999
J. Kelley Williams

/s/ TOBY S. WILT*
----------------------------------------                                   July 27, 1999
Toby S. Wilt

/s/ WILLIAM S. WIRE, III*
----------------------------------------                                   July 27, 1999
William S. Wire, III

*By: /s/ MARY NEIL PRICE                                                   July 27, 1999
----------------------------------------
Mary Neil Price
Attorney in Fact

                                  EXHIBIT INDEX


INDEX
NUMBER     DESCRIPTION
------     -----------
4     --   First American Corporation Broad-Based Employee Stock Option Plan.


*4.1  --   Amended and Restated Charter of the Company effective April
           21, 1998, and corrections thereto, previously filed as Exhibit 3.1 to the Company's Form 10-Q for the quarter ending March 31, 1998.

*4.2  --   By-Laws of the Company currently in effect as amended September 17,
           1998, previously filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ending September 30, 1998.

*4.3  --   Rights Agreement dated as of July 16, 1998 between First American
           Corporation and First Chicago Trust Company of New York, as Rights
           Agent, previously filed as Exhibit 1 under Item 2 on the Company's
           Form 8-A filed November 10, 1998.

 5    --   Opinion of Mary Neil Price, Esq.

15    --   Letter from KPMG LLP regarding unaudited interim financial information.

23.1  --   Consent of KPMG LLP, independent auditors.

23.2  --   Consent of Mary Neil Price (included as part of Exhibit 5).

24    --   Powers of Attorney.

* Incorporated herein by reference.